Exhibit 16.1

February 24, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: CV Sciences, Inc.

Commissioners:

We have read the statements made by CV Sciences, Inc. which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of CV Sciences, Inc. dated February 24, 2017. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/PKF

PKF

Certified Public Accountants

A Professional Corporation

San Diego, California